UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 18, 2026

(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	98-0619652
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

Regatta Office Park

Windward Three, 4th Floor

West Bay Road, P.O. Box 1114

Grand Cayman, KY1-1102

Cayman Islands

(Address of Principal Executive Offices)

(345) 945-4277

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.60 par value	CWCO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.Entry into a Material Definitive Agreement

Previously Disclosed Background

Consolidated Water Co. Ltd. (the “Company”) sells water through its wholly-owned subsidiary, Cayman Water Company Limited (“Cayman Water”), under a license issued in July 1990 by the Cayman Islands government (the “1990 License”) that granted Cayman Water the exclusive right to provide potable water to customers within its licensed service area. Under the 1990 License, Cayman Water had the exclusive right to produce and distribute potable water to its licensed service area, consisting of two of the three most populated areas of Grand Cayman Island: Seven Mile Beach and West Bay (the “License Area”). The most recent express extension of the 1990 License expired on January 31, 2018, and, from that date through February 18, 2025, the Company continued to operate under the terms of the 1990 License, treating such terms as operative notwithstanding the expiration of the express extension. On February 18, 2025, Cayman Water received a concession from the Cayman Islands government that authorized and maintained the terms of the 1990 License until a new license was negotiated and enacted.

In 2016, the Cayman Islands government passed legislation creating the Utility Regulation and Competition Office (“OfReg”), which is an independent and accountable regulatory body charged with protecting the rights of consumers, encouraging affordable utility services and promoting competition. Supplemental legislation passed in April 2017 transferred responsibility for the economic regulation of the water utility sector, including the negotiations with the Company for a new retail license, to OfReg. The Company began negotiations with OfReg in 2017, which negotiations continued until the issuance of the new license described below.

The Company had previously disclosed that OfReg and its predecessor informed the Company during the negotiations that the Cayman Islands government sought to restructure the terms of the license in a manner that could significantly reduce the operating income and cash flows the Company historically generated from the 1990 License.

Current Disclosure

On June 18, 2026, OfReg notified Cayman Water that, at a meeting held on June 11, 2026, the OfReg Board of Directors had approved the issuance to Cayman Water of a new license (the “License”) to produce and distribute potable water within the License Area. The License has a stated commencement date of August 1, 2026 (the “License Date”) and, subject to its terms and conditions, continues for a period of 25 years from the License Date. The License establishes a long-term regulatory framework for Cayman Water’s retail water operations in the License Area following an extended period of uncertainty and negotiations with OfReg.

Subject to the terms and conditions of the License, Cayman Water has the exclusive right to produce, distribute and sell potable water within the License Area during the license term. The License also requires Cayman Water to carry on the business normally conducted by a water utility in the License Area throughout the term of the License, using its best efforts to maintain sufficient water production capacities and distribution capabilities; and to plan for, serve and extend service to applicants in the License Area, subject to the terms of the License.

The License provides that Cayman Water’s base rates, monthly meter rental fees and certain other rates and charges will be as set forth in the License. Effective on the License Date, the base rates for water sold to consumers by Cayman Water in the License Area will be CI$16.23 per 1,000 gallons for the first 3,000 gallons supplied in any month to residential consumers, CI$21.21 per 1,000 gallons for residential consumption above 3,000 gallons, CI$19.90 per 1,000 gallons for the first 3,000 gallons supplied in any month to commercial consumers, CI$21.21 per 1,000 gallons for commercial consumption above 3,000 gallons, CI$17.77 per 1,000 gallons for the first 3,000 gallons supplied in any month to public authority consumers, CI$19.01 per 1,000 gallons for public authority consumption above 3,000 gallons and CI$13.32 per 1,000 gallons for trucked water consumers. The License also provides for monthly meter rental fees based on meter size, as well as annual adjustments to base rates and certain fees, effective each July 1 following the License Date, in accordance with the rate cap adjustment mechanism described in the License, subject to OfReg verification and approval requirements. The exchange rate for conversion of Cayman Islands dollars (CI$) into United States dollars (US$), as determined by the Cayman Islands Monetary Authority, has been fixed since April 1974 at US$1.20 per CI$1.00.

In addition to base rates and monthly meter rental fees, the License permits Cayman Water to recover from consumers, through a separate energy cost charge, the reasonable cost of electricity used to produce and distribute water, subject to an efficiency-based mechanism that limits recovery when specific energy consumption exceeds the maximum acceptable amount set forth in the License and shares certain efficiency savings with consumers when specific energy consumption is below the target level set forth in the License. The License also contemplates statutory fee and regulatory fee charges as separate pass-through charges to consumers; however, those fees have not yet been prescribed by the Cayman Islands Parliament.

The License contains customary regulatory provisions for Cayman Water’s water utility operations, including provisions relating to renewal, modification, assignability, revocation or suspension, accounts and financial reporting, regulatory access to information, design and construction of new works, water quality, metering, consumer protection, business continuity planning, dispute resolution and notices. The License does not renew automatically upon expiration of its term, but Cayman Water may apply to OfReg for renewal not earlier than 36 months and not later than 24 months prior to the expiration of the term. Neither the License nor any obligations or benefits conferred by it may be assigned or transferred in whole or in part without OfReg’s prior written consent.

The License may be modified by written consent of OfReg and Cayman Water, subject to any special conditions concerning modification set forth in the License. The License also provides that OfReg must, immediately upon the direction of the Cabinet of the Cayman Islands, modify the License for reasons of security, public interest or health of the general population of the Cayman Islands, with or without Cayman Water’s agreement, and establishes procedures for other modifications proposed by OfReg.

The License may be revoked or suspended by OfReg upon the occurrence of specified events, including: fundamental breach of the License; persistent breaches of any condition attached to the License or failure to comply with applicable directives or water sector legislation; certain insolvency events; failure to pay specified fees or financial commitments for a continuous period in excess of three months after the relevant due date; certain offences under the Water Sector Regulation Act; obtaining the License by a fraudulent, false or misleading representation or in another illegal manner; or failure to meet demand in a reasonable manner and time, as determined by OfReg in its discretion, acting reasonably. The License also contains provisions addressing suspension, reinstatement, revocation and, in certain circumstances following revocation or non-renewal, potential compulsory divestiture of all mechanical, electrical and other equipment and all civil engineering works or plant, including appurtenances, owned by Cayman Water and used by Cayman Water in its licensed water production and distribution operations, including completed new works.

Based on the Company’s pro forma estimates, if the base rates, energy cost charges and monthly meter rental fees contemplated by the License had been applied to the Company’s historical volumes, historical energy cost and meter base, the Company estimates that its revenues would have been approximately $2.1 million, $1.9 million and $0.6 million lower for 2024, 2025 and the first quarter of 2026, respectively, than under the prior rate structure. These estimates are presented for illustrative purposes only; are based on historical volumes, historical energy cost, historical meter base and other assumptions; do not reflect statutory fee or regulatory fee charges that have not yet been prescribed; and are not necessarily indicative of the revenues or results of operations that the Company will achieve under the License.

The description of the License presented above does not purport to be complete and is qualified in its entirety by reference to the License, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains, or may be deemed to contain, “forward-looking statements” (as defined in the U.S. Private Securities Litigation Reform Act of 1995), including statements regarding the Company’s expectations, beliefs and assumptions concerning the License; the anticipated benefits of the License; the License’s expected effect on the Company’s business, revenues, results of operations, financial condition and cash flows; and the Company’s long-term goals, plans and prospects. These statements are based on the Company’s current expectations and assumptions and do not relate directly to historical or current events. Forward-looking statements are subject to risks, uncertainties and other factors that could cause the Company’s actual results, performance or achievements to differ materially from those expressed in, or implied by, such forward-looking statements, including risks relating to the implementation and interpretation of the License; future regulatory actions or approvals; changes in demand, consumption levels, operating costs, energy costs, weather, and economic conditions in the Cayman Islands; the Company’s ability to satisfy its obligations under the License and the other risks described in the Company’s filings with the Securities and Exchange Commission. The Company can offer no assurance that the assumptions made in preparing any forward-looking statements will prove accurate, that any anticipated benefits of the License will be realized or that any long-term goals will be achieved. All forward-looking statements included in this Current Report speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.           Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Title
10.1	Water Production and Distribution Licence issued by the Utility Regulation and Competition Office to Cayman Water Company Limited.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

	By:	/s/ David W. Sasnett
	Name:	David W. Sasnett
	Title:	Executive Vice President & Chief Financial Officer

Date: June 24, 2026

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